Exhibit 5.1

                       [Letterhead of Stevens & Lee, P.C.]

                                                  (610) 478-2000


                         September 15, 2000



Board of Directors
First Leesport Bancorp, Inc.
133 North Centre Avenue
Leesport, Pennsylvania  19533

Re:  Registration Statement on Form S-3/
     Amended and Restated Dividend Reinvestment and
     Stock Purchase Plan

Ladies and Gentlemen:

     You have asked us to provide you with our opinion whether the 200,000 shares of First Leesport Bancorp, Inc. (the "Company") common stock, $5.00 par value (the "Common Stock"), covered by the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Company's Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan"), when and if such shares are issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

     In connection with this matter, we, as counsel to the Company, have reviewed the following:

(1) The Pennsylvania Business Corporation Law of 1988, as amended;

     (2)  the Company's Articles of Incorporation;

     (3)  the Company's Bylaws;

     (4) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement;

     (5)  the Registration Statement;

     (6)  the Plan; and

(7) copies of the certificates representing shares of the Common Stock.

     Based upon such review, it is our opinion that the Common Stock issuable under the Plan, when and as issued in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Company will have, at the time of the issuance of such Common Stock, a sufficient number of authorized shares available for issue.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      STEVENS & LEE

                                      /s/ Stevens & Lee








Board of Directors
First Leesport Bancorp, Inc.
September 15, 2000
Page 2